Exhibit 10.16

FINAL VERSION

Grant Number:

STOCK OPTION GRANT AGREEMENT

(NON-QUALIFIED STOCK OPTIONS)

THIS AGREEMENT (including Exhibit A), made as of this      day of              200     between Skype Global S.à r.l. (the “Company”) and (the “Participant”).

WHEREAS, the Company has adopted and maintains the Skype Global S.à r.l. Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and shareholders by providing certain employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase Ordinary Shares of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to              Ordinary Shares of the Company,     % of the Option will be a Time-Based Option to purchase              Ordinary Shares and     % of the Option will be a Performance-Based Option to purchase              Ordinary Shares.

2. Grant Date. The Grant Date of the Option hereby granted is             . [Notwithstanding the foregoing, for purposes of vesting under Section 4.4 of the Plan, the Grant Date shall be                     .]

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each Ordinary Share underlying the Option hereby granted is U.S. $            .

5. Vesting Date of Options. For purposes of the Option, a “Qualifying Termination” (or any reference to a termination by the Company without Cause) shall be deemed to include, with respect to the Participant, a termination of such Participant’s Employment by the Participant for Good Reason and the reference to a voluntary termination in Section 4.5(ii) of shall be deemed a termination without Good Reason. “Good Reason” shall mean a Participant’s termination of Employment on account of: (x) a material diminution in the Participant’s base salary or target bonus, other than a decrease of less than 10% that applies to employees generally of the Company or its Affiliates; (y) a relocation of a Participant’s primary work location by more than 50 miles; or (z) for Participant’s with an officer title of vice president or above on the Grant Date, ceasing to have an officer title of vice president or above with the Company or its Affiliates (regardless of whether it is an elected position), in each case without the employee’s prior written consent; provided that, within 90 days following the first occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate employment for Good Reason, the Company or its Affiliate shall not have cured such circumstances within 30 days following the Company’s receipt of such notice and the Participant resigns within 60 days of the end of the cure period.

6. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant.

9. Integration. This Agreement (including Exhibit A), and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement (including Exhibit A), including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York without regard to the provisions governing conflict of laws.

12. Participant Acknowledgment and Management Partnership. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to an Initial Public Offering, the Company shall issue the Ordinary Shares acquired pursuant to the exercise of the Option to the Management Partnership on behalf of the Participant and no Ordinary Shares shall be issued to or recorded in the name of the Participant. No Ordinary Shares shall be issued to the Management Partnership on behalf of any Participant unless and until the Management Partnership takes or causes to be taken all such reasonable actions as may be necessary or reasonably desirable in order to become a shareholder in the Company, including, but not limited to, executing and delivering such subscription and other agreements specified by the Company to which the Management Partnership will be party. The Participant agrees to take all such reasonable actions as may be necessary or reasonably desirable in order to become a limited partner in the Management Partnership, including, but not limited to, executing and delivering such agreements specified by the Management Partnership agreement to which the Participant will be party. Notwithstanding anything in the Management Partnership agreement to the contrary, (i) the provisions of Section 8.01(a)(i) shall apply if the Participant’s Employment is terminated by the Participant for Good Reason at any time or, after the fifth anniversary of the Completion Date, if the Participant’s Employment is terminated by the Participant without Good Reason, and (ii) the provisions of Section 8.01(a)(ii) shall apply if the Participant’s Employment is terminated by the Participant without Good Reason prior to the fifth anniversary of the Completion Date.

13. Data Privacy Consent. In order to administer the Plan, this Agreement and the Option, the Company may process personal data about the Participant. Such data may include, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as the Participant’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Ordinary Shares held in the Company (or interests in the Management Partnership), and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan, this Agreement and the Option. By accepting this grant, the Participant hereby gives explicit consent to the Company (i) to process any such personal data and (ii) to transfer any such personal data outside the country in which the Participant works or is employed to transferees who will include the Company and its Affiliates, and to other persons who are designated by the Company to administer the Participant’s participation in the Plan.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Skype Global S.à r.l.

By: Anne Gillespie

Title: Global HR Director – Skype

[Participant’s name]